Exhibit 77(q)


                                    Exhibits

77Q1(a)(1) Articles of Amendment dated January 7, 2008 to the Articles of Amendment and Restatement dated March 1, 2002 for ING Series Fund, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant's Registration Statement on Form N-1A on February 22, 2008 and incorporated herein by reference.

77Q1(a)(2) Articles Supplementary dated February 15, 2008 to the Articles of Amendment and Restatement dated March 1, 2002 for ING Series Fund, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant's Registration Statement on Form N-1A on March 4, 2008 and incorporated herein by reference.

77Q1(e)(1) Amended Schedule A dated December 19, 2007 to Amended Investment Management Agreement between ING Investments, LLC and ING Series Fund, Inc. dated April 1, 2004 - Filed herein.

77Q1(e)(1) Second Amendment dated April 4, 2008 to Amended Investment Management Agreement between ING Investments, LLC and ING Series Fund, Inc. dated April 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 110 to the Registrant's Registration Statement on Form N-1A on April 4, 2008 and incorporated herein by reference.